GODFREY & KAHN, S.C.
                             780 North Water Street
                              Milwaukee, WI  53202
                    Ph: (414) 273-3500 / Fax: (414) 273-5198

                               February 25, 1999


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

     Re:     Strong International Income Funds, Inc.

Gentlemen:

     We represent Strong International Income Funds, Inc. (the "Company"), in connection with its filing of Post-Effective Amendment No. 11 (the "Post-Effective Amendment") to the Company's Registration Statement (Registration Nos. 33-74578; 811-8318) on Form N-1A under the Securities Act of 1933 (the "Securities Act") and the Investment Company Act of 1940. The Post-Effective Amendment is being filed pursuant to Rule 485(b) under the Securities Act.

     We have reviewed the Post-Effective Amendment and, in accordance with Rule 485(b)(4) under the Securities Act, hereby represent that the Post-Effective Amendment does not contain disclosures which would render it ineligible to become effective pursuant to Rule 485(b).

                              Very truly yours,

                              GODFREY & KAHN, S.C.

                              /s/ Ellen R. Drought

                              Ellen R. Drought

MW1-156296-1





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